Exhibit 99.1

Bit Digital, Inc. Announces Financial Results for the Third quarter of Fiscal Year 2025

NEW YORK, November 14, 2025 /PRNewswire/ -- Bit Digital, Inc. (Nasdaq: BTBT) (the “Company”), a publicly traded digital asset company focused on Ethereum-native treasury and staking strategies headquartered in New York City, today announced its financial results for the third quarter of 2025. The Company will host a conference call on November 14, 2025 at 9:00 AM ET to discuss results (click here for registration information).

Financial Highlights for the Third Quarter of 2025

●	Total revenue for the third quarter of 2025 was $30.5 million, a 33% increase compared to $22.8 million in the third quarter of 2024. The increase was primarily driven by growth in WhiteFiber business lines and from increased revenue from ETH staking.

●	Revenue from digital asset mining was $7.4 million, a 27% decrease compared to $10.1 million in the prior year’s quarter. The decline was driven by increased network difficulty and a reduction in active hash rate. The Company is in the process of winding down this business line.

●	Revenue from cloud services was $18.0 million, a 48% increase compared to $12.2 million in the prior year’s quarter.

●	Revenue from colocation services was $1.7 million, compared to none in the prior-year quarter as the business was launched in the fourth quarter 2024.

●	Revenue from ETH staking was $2.9 million, a 542% increase compared to $0.4 million in the third quarter of 2024. The increase was driven by an increase in staking rewards and a higher realized ETH price during the quarter.

●	Results for the third quarter of 2025 include the consolidated financial performance of WhiteFiber Inc. (Nasdaq: WYFI), of which Bit Digital held approximately 70.7% of the outstanding shares as of September 30, 2025. WhiteFiber completed its initial public offering on August 8, 2025, and its results are fully consolidated within Bit Digital’s financial statements. As of September 30, 2025, Bit Digital’s ownership totaled 27,043,750 shares, valued at approximately $734.8 million based on the Nasdaq closing price of $27.17 per share on that date.

●	Net income for the third quarter of 2025 was $146.7 million, or $0.47 per diluted share, compared to a net loss of $38.8 million, or $(0.26) per diluted share, in the prior-year quarter.

●	Adjusted EBITDA for the third quarter of 2025 was $166.8 million, compared to $(19.7) million in the third quarter of 2024. Third quarter 2025 adjusted EBITDA includes $146.0 million in gains on digital assets.

●	Cash and cash equivalents totaled $179.1 million as of September 30, 2025, compared to $95.2 million as of December 31, 2024.

●	Total digital assets were $423.7 million as of September 30, 2025, compared to $161.4 million as of December 31, 2024.

Ethereum Treasury Strategy

In June 2025, Bit Digital initiated a strategic transition to become a pure-play Ethereum treasury and staking company. The Company is actively executing on this strategy through disciplined ETH accumulation and staking yield generation, rapidly scaling its holdings to become one of the leading public platforms for institutional Ethereum exposure.

The Company’s ETH position1 has grown materially as a result of this initiative:

●	June 30, 2025: 30,663 ETH held.

●	September 30, 2025: 122,187 ETH held.

●	October 31, 2025: 153,547 ETH held, valued at approximately $590.5 million as of that date.

In October 2025, Bit Digital purchased approximately 31,057 ETH using the net proceeds from its $150 million convertible notes offering, which included the underwriters’ full exercise of their over-allotment option. The convertible notes have an initial conversion price of $4.16 per share, representing an 8.2% premium to the Company’s estimated mNAV at the time of deal pricing.

In the third quarter of 2025, Bit Digital earned approximately 644.3 ETH and 52.9 ETH from native staking and liquid staking, respectively. As of September 30, approximately 99,936 ETH were actively staked, generating an annualized effective yield of approximately 3.05% for the quarter. As of October 31, 2025, Bit Digital had 132,480 ETH actively staked.

Bitcoin Mining Update

Bit Digital continues to wind down its bitcoin mining operations as part of its transition to an Ethereum-focused strategy. During the third quarter, the Company mined 64.9 BTC, compared to 165.4 BTC in the prior-year period, reflecting lower production tied to the ongoing reduction in active hash rate. As of September 30, 2025, the Company’s active hash rate totaled approximately 1.9 EH/s, with an average efficiency of approximately 22 J/Th. The bitcoin mining segment generated a gross margin of approximately 32% for the quarter.

The Company expects minimal to no growth or maintenance capital expenditures in this segment moving forward, as operations primarily support the orderly settlement of remaining hosting contracts. Proceeds from ongoing activity are typically converted into ETH to support the Company’s Ethereum treasury strategy.

Management Commentary

“This quarter further solidified Bit Digital’s position at the intersection of what we believe are the two most powerful secular trends of our time: Ethereum and artificial intelligence,” said Sam Tabar, CEO of Bit Digital. “Our strategy is centered on building one of the largest and most efficient Ethereum treasuries in the public markets while maintaining exposure to the rapidly expanding AI infrastructure economy through our majority stake in WhiteFiber. Together, we believe that these two pillars create a durable and diversified foundation for long-term growth.”

“We remain highly constructive on Ethereum’s future. The network continues to demonstrate expanding utility, deepening institutional adoption, and a maturing staking economy that provides sustainable on-chain yield. Our focus is on increasing ETH density in a thoughtful and cost-effective way, deploying capital with discipline, maintaining balance sheet strength, and compounding value per share rather than chasing scale for its own sake.”

“Bit Digital has operated through multiple crypto cycles. Volatility and drawdowns are nothing new to us. We have built the Company to withstand them and view dislocations as opportunities. With our experience, strong treasury, and continued exposure to both ETH and AI, we believe we are well positioned to create durable value for shareholders.”

About Bit Digital

Bit Digital is a publicly traded digital asset platform focused on Ethereum-native treasury and staking strategies. The Company began accumulating and staking ETH in 2022 and now operates one of the largest institutional Ethereum staking infrastructures globally. Bit Digital’s platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the Ethereum ecosystem, Bit Digital aims to deliver exposure to secure, scalable, and compliant access to onchain yield. Bit Digital also holds a majority equity stake in WhiteFiber (Nasdaq:WYFI), a leading AI infrastructure provider and HPC solutions. For additional information, please contact ir@bit-digital.com or follow us on LinkedIn or X.

[1]	Includes approximately 6,062 ETH and ETH-equivalents held in an externally managed fund as of June 30, 2025; approximately 15,075 (September 30, 2025) and 15,139.6 (October 31, 2025) ETH and ETH-equivalents held in an externally managed fund; and approximately 5,142 (September 30, 2025) and 5,131.6 (October 31, 2025) ETH presented on an as-converted basis from LsETH using the Coinbase conversion rate on each respective date.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor Statement” below.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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